UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: October 8, 2016
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 8, 2016, KB Home learned that long-time director Stephen Bollenbach unexpectedly passed away.  The KB Home management team and his fellow directors are saddened by Steve’s passing, and will deeply miss his incredible leadership, professionalism and judgment, and his warm collegiality. Steve joined the Board of Directors in 2007 as its non-executive Chairman and, as Chairman, played an important role in helping KB Home successfully navigate through some difficult years in the homebuilding industry and restore its growth trajectory. In August 2016, Steve became Lead Independent Director.  Steve will be remembered for his steadfast and esteemed service, and it is with heartfelt admiration and appreciation that the Board thanks him for his terrific and invaluable contributions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 12, 2016.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary